UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2013

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4695 MacArthur Court, Suite 1100

Newport Beach, California 92660

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 798-6201

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, TNP Strategic Retail Trust, Inc. (the “Company”) entered into an agreement with Dee R. Balch, the Company’s Chief Financial Officer, Treasurer and Secretary, regarding the remaining term of Ms. Balch’s employment with the Company and certain bonus and severance compensation payable by the Company to Ms. Balch (the “Transition Agreement”). Pursuant to the Transition Agreement, in consideration for Ms. Balch (1) continuing her employment as the Company’s Chief Financial Officer (or such alternative position designated by the Company) until the earlier of August 15, 2013 or the filing with the Securities and Exchange Commission (“SEC”) of the Company’s Form 10-Q for the quarter ended June 30, 2013 (such date the “Employment Termination Date”) and (2) assisting the Company and its agents with the Company’s transition of its internal accounting functions to Glenborough LLC and the preparation of the Company’s Form 10-Q for the quarter ended June 30, 2013, the Company will pay Ms. Balch certain bonus and severance pay, subject to the conditions set forth in the Transition Agreement. As further consideration for the compensation provided for by the Transition Agreement, following the Employment Termination Date and through December 31, 2013, Ms. Balch has agreed to respond from time to time to inquiries with regard to the Company’s past accounting issues to the extent reasonably requested by the Company.

Pursuant to the Transition Agreement, Ms. Balch was paid a bonus of $50,000 on May 20, 2013, upon the filing with the SEC of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. If Ms. Balch meets her obligations under the Transition Agreement through June 30, 2013, as determined by the Company in its reasonable discretion, the Company will pay Ms. Balch an additional bonus of $50,000, payable on June 30, 2013. Provided that Ms. Balch has (1) met her obligations under the Transition Agreement, as determined by the Company in its reasonable discretion, through the Employment Termination Date, and (2) delivered to the Company a signed release form, the Company will pay Ms. Balch a severance payment in the amount of $50,000, payable within ten days of the delivery of the release by Ms. Balch. The foregoing payments to Ms. Balch under the Transition Agreement are in addition to Ms. Balch’s normal base salary and accrued PTO.

Pursuant to the Transition Agreement, Ms. Balch has agreed that she will not utilize more than two paid time off (PTO) days off for vacation prior to the Employment Termination Date. All of Ms. Balch’s accrued and not utilized PTO and unpaid salary will be paid on the Employment Termination Date.

The description of the material terms of the Transition Agreement set forth above are qualified in their entirety by the terms of the Transition Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Transition Agreement, dated May 20, 2013, by and between TNP Strategic Retail Trust, Inc. and Dee R. Balch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: May 23, 2013	By:	/s/ Dee R. Balch
Dee R. Balch Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Transition Agreement, dated May 20, 2013, by and between TNP Strategic Retail Trust, Inc. and Dee R. Balch